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                            GOODWIN, PROCTER & HOAR
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881

                                                         TELEPHONE (617) 570-000
                                                       TELECOPIER (617) 523-1231
                                                                   TELEX 94-0640
                                                         CABLE-GOODPROCT, BOSTON
                                October 28, 1994


Van Eck Funds
122 East 42nd Street
New York, NY 10168

Gentlemen:

     As counsel to Van Eck Funds (the "Trust"), a Massachusetts business trust, we have been asked to render our opinion with respect to the issuance of Class A and Class C shares of beneficial interest, par value $.001 per share, of the Trust (the "Shares") representing interests in the Van Eck Global Hard Assets Fund series of the Trust, as more fully described in the prospectus and statement of additional information contained in Post-Effective Amendment No. 33 (the "Amendment") to the Registration Statement on Form N-lA (Registration No. 2-97596) of the Trust to be filed with the Securities and Exchange Commission.

     We have examined the Amended and Restated Master Trust Agreement of the Trust dated February 6, 1992, as amended, the By-laws of the Trust, the records of certain meetings of the Trustees of the Trust, the prospectus and statement of additional information contained in the Amendment, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the prospectus and statement of additional information in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Amendment and further consent to the reference to our name therein.

                                             Very truly yours,

                                             /s/ Goodwin, Proctor & Hoar

                                             GOODWIN, PROCTOR & HOAR